SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2002

                         PROVIDIAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



        Delaware                    1-12897                      94-2933952
 ----------------------     ------------------------     ---------------------
(State of incorporation)    (Commission File Number)           (IRS Employer
                                                            Identification No.)

        201 Mission Street
    San Francisco, California                                        94105
 -----------------------------------                            -------------
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (415) 543-0404

                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     Managed Net Credit Loss and Delinquency Rates. Providian Financial Corporation's managed net credit loss rate for the month ended October 31, 2002 and its 30+ day managed delinquency rate as of October 31, 2002 are presented in the table below. Managed results include results from both reported and securitized loans, including loans securitized in the Providian Gateway Master Trust.


Managed Net Credit Loss Rate (1)(2)      30+ Day Managed Delinquency Rate (1)(3)
----------------------------------       --------------------------------------
     (Annualized) (Unaudited)                         (Unaudited)

            15.96%                                       11.28%

(1)  Calculations  exclude SFAS No. 133 market value  adjustments.
(2) Gross principal charge-offs for the monthly period less the total amount of recoveries on previously charged-off loans, divided by the average daily total managed loans for the monthly period, multiplied by 12. Total managed loans exclude the estimated uncollectible portion of finance charges and fees. Recoveries include proceeds from the sale of charged-off assets to third parties. Recoveries in October 2002 included proceeds from charged-off asset sales that were deferred from the third quarter of 2002, which deferral had the effect of reducing the managed net credit loss rate for October 2002 by approximately 60 basis points. Average daily total managed loans for October 2002 were moderately increased by the change made by the Company effective October 1, 2002 to recognize contractual charge-offs at the end of the month in which they become 180 days past due, as described in the Company's report on Form 10-Q for the quarter ended September 30, 2002, which change had the effect of reducing the managed net credit loss rate by approximately 10 basis points.
(3) Total managed loans as of the last day of the monthly period that are 30 or more days past due, divided by the total managed loans as of the last day of the monthly period. Total managed loans exclude the estimated uncollectible portion of finance charges and fees.

         Providian Gateway Master Trust Net Credit Loss and Delinquency Rates. Providian Gateway Master Trust's net credit loss rate for the month ended October 31, 2002 and its 30+ day delinquency rate as of October 31, 2002 are presented in the table below.


    Trust Net Credit Loss Rate (1)           30+ Day Trust Delinquency Rate (2)
    -----------------------------            ----------------------------------
       (Annualized) (Unaudited)                         (Unaudited)

                17.50%                                     13.06%

(1) Gross principal charge-offs for the monthly period for loans in the Trust less the total amount of recoveries on previously charged-off loans, divided by the principal receivables outstanding in the Trust as of the last day of the prior monthly period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties. Recoveries on loans in the Trust in October 2002 included proceeds from charged-off asset sales that had been deferred from the third quarter of 2002, which deferral had the estimated effect of reducing the Trust net credit loss rate for October 2002 by approximately 60 basis points. During months in which an addition of accounts to the Trust takes place, the weighted average principal receivables outstanding in the Trust is used as the denominator (calculated based on the principal receivables outstanding in the Trust as of the last day of the prior monthly period and the principal receivables outstanding in the Trust immediately following such addition). In October 2002, the addition of accounts with aggregate balances of approximately $800 million, all of which were less than 30 days past due, is estimated to have reduced the Trust net credit loss rate by approximately 60 basis points and the Trust 30+ day delinquency rate by approximately 65 basis points.
(2) Total loans in the Trust as of the last day of the monthly period that are 30 or more days past due, divided by the total loans in the Trust as of the last day of the monthly period.

         Providian Gateway Master Trust Excess Spread Rates. Series-specific three-month average excess spreads for the Providian Gateway Master Trust for the month ended October 31, 2002 are presented in the table below.

                           Excess Spread by Series (1)
                           ---------------------------
                             (Annualized) (Unaudited)

                  Three-Month Average  Class A Invested   Class A Expected Final
                   Excess Spread            Amount (2)        Payment Date
                  -------------------  ----------------   ---------------------
Series 1999-A         5.99%              $107,750,408     September 16, 2002 (3)
Series 2000-A         4.11%              $566,660,000        April 15, 2005
Series 2000-B (4)     2.35%              $625,000,000      September 15, 2005
Series 2000-C (4)     2.41%              $575,000,000      September 15, 2003
Series 2000-D (5)     4.03%              $992,850,000     January 15, 2002 (3)
Series 2000-E         4.85%              $500,000,000       December 15, 2002
Series 2001-A         4.31%              $500,000,000        March 15, 2004
Series 2001-B         4.39%              $850,000,000        April 17, 2006
Series 2001-C         4.44%              $550,000,000         May 17, 2004
Series 2001-D         4.28%              $650,000,000         May 15, 2008
Series 2001-E         4.34%              $650,000,000         June 15, 2006
Series 2001-F         4.48%              $350,000,000         July 15, 2004
Series 2001-G         4.34%              $400,000,000         July 15, 2008
Series 2001-H         4.23%              $375,000,000      September 15, 2006
Series 2001-I         8.24%               $72,610,824     October 15, 2002 (3)
Series 2001-J (5)     4.81%            $1,000,000,000     January 15, 2002 (3)
Series 2002-A (5)(6)   -                 $500,000,000     November 17, 2003(3)

(1) Excess spread for a series is based on the series' portfolio yield (generally, finance charge, fee and interchange collections allocated to the series minus principal charge-offs allocated to the series) less the series' base rate (generally, interest payable to series investors, servicing fees allocated to the series, and, for some series, certain fees payable to third-party credit enhancers), in each case measured as a percentage of the series' invested amount. For Series 2000-D, Series 2000-E and Series 2001-J, a pay out event for the series will occur, and early amortization of the series will begin, if the three-month average excess spread for the series is less than 2%. For any other series, a pay out event for the series will occur, and early amortization of the series will begin, if the three-month average excess spread for the series is less than 0%.
(2)  Class A Invested  Amounts  are as of  October  31,  2002.  Excludes  Class
     B Invested   Amounts  and  Class  C  Invested  Amounts  held  by  third-
     party investors, in the aggregate amount of $331,337,288 for all series.
(3) Series 1999-A, Series 2000-D, Series 2001-I, Series 2001-J and Series 2002-A do not have a Class A Expected Final Payment Date. These series have scheduled amortization periods for the payment of principal for which the initial payment dates are listed in the table above. Commencement of the scheduled amortization periods is subject to extension under certain circumstances.
(4) For Series 2000-B and Series 2000-C, the base rate (in addition to including interest payable to series investors, servicing fees allocated to the series, and certain fees payable to third-party credit enhancers) includes an additional factor equal to 2%.
(5) For Series 2000-D, Series 2001-J and Series 2002-A, a pay out event will occur, and early amortization of the series will begin, if a pay out event with respect to any other series of the Providian Gateway Master Trust occurs.
(6) Series 2002-A was issued on October 30, 2002. The first distribution date for this series is December 16, 2002.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        PROVIDIAN FINANCIAL CORPORATION
                                  (Registrant)


Date:  November 15, 2002                  By: /s/ Anthony F. Vuoto
                                              -------------------------
                                              Anthony F. Vuoto
                                                     Vice Chairman and
                                                     Chief Financial Officer